UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

ANEBULO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40388	85-1170950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Ranch Road 620 South, Suite 201 Lakeway, Texas	78734
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 598-0931

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANEB	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Anebulo Pharmaceuticals, Inc.

May 24, 2022

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2022, Anebulo Pharmaceuticals, Inc. announced that Kenneth C. Cundy has been appointed as the Chief Scientific Officer of our company effective May 20, 2022.

Dr. Cundy, age 63, previously served as the Chief Scientific Officer of CohBar, Inc., a publicly traded clinical stage biotechnology company developing therapeutics targeting chronic and age-related diseases, from November 2014 to March 2022. From December 2012 to November 2014, Dr. Cundy served as the Chief Scientific Officer for XenoPort, Inc., a biopharmaceutical company focused on the development of product candidates for the potential treatment of neurological disorders (“XenoPort”). He served as Senior Vice President of Preclinical and Clinical Sciences of XenoPort from 2011 to 2012, as its Vice President of Preclinical Development from 2004 to 2011, and as its Vice President of Biopharmaceutics from 2000 to 2004. From 1992 to 2000, Dr. Cundy was Senior Director of Biopharmaceutics at Gilead Sciences, Inc. Prior to Gilead Sciences, from 1988 to 1992, Dr. Cundy was Principal Research Investigator at Sterling Drug, a pharmaceutical division of Eastman Kodak Company. He received a B.S. in Pharmacy from the University of Manchester and was registered as a pharmacist in the United Kingdom. He received a Ph.D. in Pharmaceutical Sciences from the University of Kentucky and postdoctoral training in Biochemistry at the University of California, Berkeley.

With Dr. Cundy’s appointment effective as of May 20, 2022, we entered into an employment agreement which sets forth the terms and conditions of his at-will employment with our company. Pursuant to the employment agreement, Dr. Cundy has agreed to devote a substantial and primary portion of his working time and efforts to our business and affairs as our Chief Scientific Officer. The employment agreement provides that Dr. Cundy will receive a base salary during the term of his employment at an annual rate of $350,000. Dr. Cundy will be eligible for an annual performance cash bonus of up to 30% of his annual base salary dependent upon certain performance criteria to be determined by our board of directors (the “Board”).

As part of Dr. Cundy’s compensation under his employment agreement, we agreed to issue stock options to Dr. Cundy under our 2020 Stock Incentive Plan (the “2020 Plan”) to purchase a total of 233,446 shares of our common stock at an exercise price equal to the closing share price on the grant date, vesting in 16 equal quarterly installments of 14,590.375 shares over a four-year period from July 1, 2022 through April 1, 2026, provided Dr. Cundy is employed with us on the respective vesting date. Upon the closing of a sale by our company approved by the Board, all the unvested stock options will immediately vest provided that Dr. Cundy is employed with us on the date of the Board’s approval of the sale.

Additionally, options to purchase 116,273 shares of our common stock at an exercise price equal to the closing share price on the grant date will immediately vest upon approval by the U.S. Food and Drug Administration (the “FDA”) of ANEB-001, our lead product candidate that is currently in a Phase 2 clinical trial.

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The employment agreement provides for termination by us upon death or disability of Dr. Cundy, defined as his inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months as determined by a physician jointly selected by us and him, or for Cause, which includes (i) his willful failure to substantially perform his duties, (ii) his willful failure to carry out, or comply with, in any material respect any lawful directive of our Board, (iii) his commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest or imposition of probation for any felony or crime involving moral turpitude, (iv) his unlawful use (including being under the influence) or possession of illegal drugs on our premises or while performing his duties and responsibilities, (v) his commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, conversion of assets or breach of fiduciary duty, or (vi) his material breach of the employment agreement (including any breach of the restrictive covenants).

Dr. Cundy may also resign from our employment for Good Reason or without Good Reason, which is defined as (i) a material diminution in his authority, duties or responsibilities, (ii) a material diminution in his annual base compensation, (iii) a material change in the geographic location at which he must perform his services that requires him to relocate his residence or (iv) any other action or inaction that constitutes a material breach of the employment agreement which, in each case, continues beyond 30 days after Dr. Cundy has provided us written notice that he believes in good faith that such condition giving rise to such claim of Good Reason has occurred. In the event the employment agreement is terminated by us without Cause or upon his resignation for Good Reason, he will be entitled to a severance payment equal to nine months of his annual base compensation plus reimbursement for COBRA premiums for a maximum of 12 months.

The employment agreement contains covenants (a) restricting Dr. Cundy from engaging in any activities competitive with our business during the term of his employment agreement and one year thereafter, and from soliciting our company’s employees, customers and other business relationships for one year after the termination of the agreement, (b) prohibiting him from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by him and relating to our business constitutes our sole and exclusive property.

Other than as described above, there are no related party transactions between our company and Dr. Cundy, and Dr. Cundy is not related to any existing member of our Board or any executive officer of our company. There is no arrangement or understanding between Dr. Cundy and any other persons or entities pursuant to which Dr. Cundy was appointed as our Chief Scientific Officer.

The foregoing summary description of our new employment agreement with Dr. Cundy is qualified in its entirety by reference to the full text thereof. A copy of our employment agreement with Dr. Cundy is attached hereto as Exhibit 10.1 and incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1	Employment Agreement, effective as of May 20, 2022, between Anebulo Pharmaceuticals, Inc. and Kenneth Cundy.
99.1	Press Release issued by Anebulo Pharmaceuticals, Inc. on May 24, 2022.
104	Cover Page of Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANEBULO PHARMACEUTICALS, INC.

Dated: May 24, 2022	By:	/s/ Rex Merchant
	Name:	Rex Merchant
	Title:	Chief Financial Officer

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